EXHIBIT 10.1

PARTIAL ASSIGNMENT OF AMENDED AND RESTATED

MEDIA SERVICES AGREEMENT

PARTIAL ASSIGNMENT OF AMENDED AND RESTATED MEDIA SERVICES AGREEMENT, dated as of June 4, 2013 (this “Agreement”), by and among, Alloy, LLC, a Delaware limited liability company (as successor to Alloy, Inc.) (“Alloy”), Alloy Merchandise, LLC, a Delaware limited liability company (“AMLLC”), dELiA*s, Inc., a Delaware corporation and sole member of AMLLC (“dELiA*s”) and HRSH Acquisitions LLC, a New York limited liability company (“HRSH”). Each of Alloy, AMLLC, dELiA*s and HRSH are sometimes hereinafter referred to as a (“Party”) and collectively as the (“Parties”).

WHEREAS, AMLLC, dELiA*s and HRSH are parties to that certain Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”); and

WHEREAS, pursuant to the Asset Purchase Agreement, the Parties have agreed to a partial assignment and assumption of that certain Amended and Restated Media Services Agreement, dated as of November 8, 2010 and amended as of May 6, 2011 (the “MSA”), by and between dELiA*s and Alloy.

NOW, THEREFORE, in consideration of the foregoing, of the mutual representations, warranties, covenants and agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Assignment and Assumption; Continued Performance.

(a) From and after the date hereof, dELiA*s hereby irrevocably assigns, sells, transfers and sets over to HRSH all right, title and interest of dELiA*s in and to the MSA to the extent pertaining to the business of marketing and selling branded junior apparel, dresses, accessories, swimwear, footwear and outerwear to young women via catalogs and the Internet under the Alloy name, any AMLLC domain name owned by AMLLC prior to the date hereof or through the Alloy Licensed URL (as defined in the MSA) (the “Business”) including, without limitation, those portions of any jointly held right, title or interest between dELiA*s and AMLLC pertaining thereto. HRSH hereby assumes all of the liabilities and obligations of dELiA*s arising after the date hereof under those portions of the MSA pertaining to the Business including, without limitation, those portions of any joint obligations between dELiA*s and AMLLC pertaining thereto and any and all liabilities and obligations relating to any services provided to, by or on behalf of the Business pursuant to the MSA from and after the date hereof.

(b) Alloy agrees to provide to HRSH all of the services that were provided to the Business immediately prior to the date hereof by Alloy under the MSA (whether the provision of such service is characterized in the MSA as such or otherwise) in accordance with the terms and conditions of the MSA and Alloy further agrees to apportion all costs and expenses relating to the services provided to dELiA*s and HRSH under the MSA following the date hereof between such parties based upon such arrangement and invoice each of the parties directly.

2. dELiA*s Liabilities. Any and all liabilities and obligations of dELiA*s relating to any services provided to, by or on behalf of the Business pursuant to the MSA from and after the date hereof are hereby terminated. For the avoidance of doubt, dELiA*s shall remain liable for any and all services provided to, by or behalf of the Business pursuant to the MSA prior to the Closing Date. Except as specifically set forth herein, dELiA*s obligations under the MSA shall remain unaffected by this Agreement.

3. Acknowledgement. dELiA*s and Alloy each specifically acknowledge that HRSH is not responsible or liable under the MSA for any liabilities or obligations arising out of the MSA prior to the date hereof.

4. Consent. Alloy hereby consents to such assignment and assumption according to the terms and conditions as set forth herein and agrees, from and after the date hereof, to look solely to HRSH for the performance of each covenant, condition, agreement and obligation contained in those portions of the MSA solely pertaining to the Business arising on or after the date hereof.

5. Miscellaneous.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely in that State, without regard to conflicts of laws principles thereof to the extent that the general application of the laws of another jurisdiction would be required thereby.

(b) All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) one business day following the day sent by nationally-recognized overnight courier (with written confirmation of receipt), or (iii) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day. Such communications, to be valid, must be addressed as follows (or to such other address or facsimile number as a Party may have specified by notice given to the other Party pursuant to this provision):

if to HRSH:

c/o Artisan House Holdings, LLC

550 7th Avenue, 12th Floor

New York, New York 10018

Facsimile: (212) 714-2770

Attn: Steve Russo

with a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Facsimile: (973) 422-6807

Attn: Mathew B. Hoffman

if to AMLLC:

c/o dELiA*s, Inc.

50 West 23rd Street

New York, New York 10010

Facsimile: (212) 590-6310

Attn: General Counsel

with a copy to:

Troutman Sanders LLP

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Facsimile: (212) 704-5935

Attn: William D. Freedman

if to dELiA*s:

dELiA*s, Inc.

50 West 23rd Street

New York, New York 10010

Facsimile: (212) 590-6310

Attn: General Counsel

with a copy to:

Troutman Sanders LLP

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Facsimile: (212) 704-5935

Attn: William D. Freedman

if to Alloy:

Alloy, LLC

151 West 26th Street, 11th Floor

New York, NY 10001

Attention: CEO

with a copy to:

Alloy, LLC

151 West 26th Street, 11th Floor

New York, NY 10001

Attention: General Counsel

Any notice or other communication that has been given or made as of a date that is not a Business Day shall be deemed to have been given or made on the next succeeding day that is a Business Day.

(c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.

HRSH ACQUISITIONS LLC

By:	/s/ Steven Russo
	Name:	Steven Russo
	Title:	Managing Member

ALLOY MERCHANDISE, LLC

By:	/s/ Walter Killough
	Name:	Walter Killough
	Title:	CEO

dELiA*s, INC.

By:	/s/ Walter Killough
	Name:	Walter Killough
	Title:	CEO

ALLOY, LLC

By:	/s/ Gina DiGioia
	Name:	Gina DiGioia
	Title:	Secretary

[Signature Page to Partial Assignment of

Amended and Restated Media Services Agreement]